Exhibit 99.1

[THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD]

July 12, 2010	For More Information Contact:
Mark D. Curtis, Senior Vice President and Treasurer
(516) 671-4900, Ext. 556

THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES COMMON STOCK OFFERING

Glen Head, New York, July 12, 2010 (GLOBE NEWSWIRE) – The First of Long Island Corporation (the “Company” or “FLIC”) (NASDAQ: FLIC), announced today that it intends to offer and sell up to $30 million of common stock in an underwritten public offering.  The Company has granted the underwriter an overallotment option which, if exercised, will increase the amount of the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on June 23, 2010, which became effective on July 2, 2010.  A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on July 12, 2010.

The Company intends to use all of the proceeds of the offering for general corporate purposes.  General corporate purposes could include contributing capital to its wholly-owned Bank subsidiary, The First National Bank of Long Island (the “Bank”), to maintain or increase regulatory capital levels or support growth in the Bank’s lending and deposit-gathering activities; financing expansion of the Bank’s branch system; and possibly acquiring other financial institutions, or branches thereof, or businesses engaged in activities that the Company believes could complement its banking business and provide additional sources of noninterest income.  The Company has no specific acquisition targets at the current time.

Keefe, Bruyette & Woods, Inc. is acting as the sole managing underwriter of the offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the common stock; nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  The offering is being made only by means of a prospectus supplement and the accompanying prospectus.  Copies of the prospectus supplement and accompanying prospectus relating to the offering, may be obtained from:

Keefe, Bruyette & Woods, Inc.
919 Third Avenue – 6th Floor
New, York, NY  10022
Telephone:  212-466-7700.

About The First of Long Island Corporation

The First of Long Island Corporation is a one-bank holding company that provides financial services through the Bank.  The Bank currently operates in Nassau and Suffolk Counties and Manhattan through nineteen full service offices, twelve commercial banking offices and two select service banking centers.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, FLIC’s expected use of proceeds from the sale of common stock securities under the registration statement and FLIC’s ability to raise capital through the sale of common stock under the registration statement.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward looking statements, including, but not limited to: changes in operations, financial results and economic conditions that limit FLIC’s ability to raise capital and unexpected changes in FLIC’s operations that affect its use of proceeds from the sale of common stock under the registration statement.

For a detailed discussion of these and other risk factors, please refer to FLIC’s Annual Report on Form 10-K for the year ended December 31, 2009 and from time to time other filings with the SEC, which are available on the SEC's Internet web site (http://www.sec.gov).

Stockholders of FLIC are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  FLIC does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.